UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No. ______)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14A-12

                                 FIRST BANCORP
                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                                  First Bancorp
                              341 North Main Street
                         Troy, North Carolina 27371-0508
                            Telephone (910) 576-6171

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                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD THURSDAY, MAY 5, 2005
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To Our Shareholders:

      The annual meeting of shareholders of First Bancorp (the "Company") will be held at the James H. Garner Conference Center, 211 Burnette Street, Troy, North Carolina (see map on outside back cover and please note that the location has changed from previous years) on Thursday, May 5 at 3:00 p.m. local time, for the purpose of considering and acting on the following matters:

1. A proposal to elect eighteen (18) nominees to the Board of Directors to serve until the 2006 annual meeting of shareholders, or until their successors are elected and qualified.

2. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

      Only shareholders of record as of the close of business on March 11, 2005 are entitled to notice of and to vote at the annual meeting and any adjournments thereof.

      Whether or not you expect to be present at the annual meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope. If you attend the meeting, your proxy will be returned to you upon request. Alternative voting methods using the Internet and telephone also are available and are described in the proxy statement.

      Please note that the attached form of proxy includes a request from the Company as to whether or not you plan to attend the annual meeting. For planning purposes, management of the Company would appreciate you filling in the appropriate box indicating whether or not you plan to attend the annual meeting. If you initially indicate that you are not planning to attend and later want to, or do not indicate one way or the other, you are still welcome and invited to attend the meeting. See outside back cover for a map.

      The  proxy   statement   accompanying   this  notice  sets  forth  further
information concerning the proposals to be considered at the annual meeting. You are urged to study this information carefully.

      Included in this package, in compliance with applicable regulations, is the Company's 2004 Annual Report on Form 10-K, which includes the Company's financial statements and other required disclosures. Also included in the package is a 2004 Summary Annual Report, which includes a financial overview, the president's letter, and other general information about the Company.

                       By Order of the Board of Directors

                                 Anna G. Hollers
                                    Secretary

                                  First Bancorp
                              341 North Main Street
                         Troy, North Carolina 27371-0508
                            Telephone (910) 576-6171

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                                 PROXY STATEMENT
--------------------------------------------------------------------------------

INTRODUCTION

      This proxy statement is furnished to the shareholders of First Bancorp (hereinafter sometimes referred to as the "Company") by the Board of Directors in connection with the solicitation of proxies for use at the annual meeting of shareholders of the Company to be held on Thursday, May 5, 2005 at 3:00 p.m. local time, at the James H. Garner Conference Center, 211 Burnette Street, Troy, North Carolina (see map on outside back cover and please note that the location has changed from previous years), and at any adjournment or adjournments thereof. Action will be taken at the annual meeting on the items described in this proxy statement and on any other business that properly comes before the meeting.

      This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about March 30, 2005.

      The accompanying proxy is for use at the 2005 Annual Meeting if a shareholder either will be unable to attend in person or will attend but wishes to vote by proxy. Shares may be voted by completing the enclosed proxy card and mailing it in the postage-paid envelope provided, voting over the Internet or using a toll-free number. Shareholders should refer to the proxy card or the information forwarded by the shareholder's bank, broker or other holder of record to see which voting options are available. Shareholders who vote over the Internet may incur costs, such as telephone and Internet access charges, for which the shareholder is responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 3:00 a.m. Eastern Daylight Time on May 5, 2005. Specific instructions to be followed by any shareholder interested in voting via the Internet or telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. In the event that the proxy card does not reference Internet or telephone voting information because you are not the registered owner of the shares, please complete and return the proxy card in the self-addressed, postage-paid envelope provided.

      Any shareholder giving a proxy may revoke it at any time before a vote is taken by (i) duly executing a proxy bearing a later date; (ii) executing a notice of revocation in a written instrument filed with the secretary of the Company; or (iii) appearing at the meeting and notifying the secretary of the intention to vote in person. Unless a contrary choice is specified, all shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted as set forth in this proxy statement. In addition, the proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote is necessary to constitute a quorum at the annual meeting. If a quorum is not present or represented at the annual meeting, the shareholders present and entitled to vote have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. A shareholder abstaining from the vote on a particular proposal and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will be counted as not having voted on the proposal in question.

      The Company will bear the entire cost of preparing this proxy statement and of soliciting proxies. Proxies may be solicited by employees of the Company, either personally, by special letter, or by telephone. The Company also will request brokers and others to send solicitation material to beneficial owners of stock and will reimburse them for this purpose.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

      Only shareholders of record as of the close of business on March 11, 2005 will be entitled to vote at the annual meeting or any adjournment or adjournments thereof. The number of outstanding shares entitled to vote at the shareholders meeting is 14,118,859. Shareholders are entitled to one vote for each share of the Company's common stock.

      The Company knows of no person or group who beneficially owns more than five percent of the outstanding common stock of the Company. The Company's directors, nominees for director, and executive officers as a group own 2,768,618 shares, or 19.61%, of the Company's common stock.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

      Section 3.02 of the Company's bylaws provides that the number of directors on the Board of Directors of the Company will be not less than three nor more than 18, as may be fixed by resolution duly adopted by the Board of Directors at or prior to the annual meeting at which such directors are to be elected. Effective as of the 2005 Annual Meeting of Shareholders to be held May 5, 2005, the size of the board has been fixed by the Board of Directors at 18 members.

      In the absence of any specifications to the contrary, proxies will be voted for the election of all 18 of the nominees listed in the table below by casting an equal number of votes for each such nominee. If, at or before the time of the meeting, any of the nominees listed below becomes unavailable for any reason, the proxyholders have the discretion to vote for a substitute nominee or nominees. The board currently knows of no reason why any nominee listed below is likely to become unavailable.

      The Company's articles of incorporation provide that, if cumulative voting applies, each shareholder is "entitled to multiply the number of votes he is entitled to cast by the number of directors for whom he is entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates." Cumulative voting procedures will not be followed at the annual meeting unless a shareholder calls for cumulative voting as provided in the Company's articles of incorporation, by announcing at the meeting before the voting for directors starts, his or her intention to vote cumulatively. If cumulative voting is properly invoked by a shareholder, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than two days, nor more than seven days, as the chair shall determine, or of such other period of time as is unanimously agreed upon. If cumulative voting applies, the proxyholders may, in their discretion, vote the shares to which such proxies relate on a basis other than equally for each of the nominees named below and for less than all such nominees, but the proxyholders will cast such votes in a manner that would tend to elect the greatest number of such nominees (or any substitutes therefor in the case of unavailability) as the number of votes cast by them would permit.

NOMINATIONS FOR DIRECTOR

      Nominees for election to the Board of Directors are selected by the incumbent board prior to each annual meeting, based upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, and the nominees listed below were selected in that manner. Nominations from the shareholders must be made in accordance with the Company's bylaws, which generally require such nominations to be made in writing and not less than 60 nor more than 90 days prior to the meeting at which directors are to be elected and to include certain information about the proposed nominee, in addition to other requirements.

      The Company's bylaws state that no individual may be elected to, or may serve, on the Board of Directors any time after his or her 72nd birthday, except that if a director is elected to the Board of Directors prior to his or her 72nd birthday and reaches the age of 72 while serving as a director, such director's term shall continue until the next annual meeting of shareholders, at which time the director shall retire. The bylaws allow the Board of Directors to make exceptions to this limitation in connection with mergers or acquisitions. Under the terms of the Company's merger agreement with First Savings Bancorp, Inc., the applicable age for Mr. Samuels as it relates to the mandatory retirement noted above is age 75. The bylaws also state that the foregoing provisions do not apply to any individual during the time such individual is serving as chief executive officer of the Company.

      A copy of the bylaw provision setting forth the complete procedure for shareholder nominations of directors may be obtained upon written request to First Bancorp, Post Office Box 508, 341 North Main Street, Troy, North Carolina 27371-0508, Attention: Anna G. Hollers, Secretary.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

      The  following  table sets forth  certain  information  as of December 31,
2004, with respect to the eighteen nominees for election to the Board of Directors, two current directors who are not standing for re-election, and the executive officers of the Company (all of these persons may be contacted at Post Office Box 508, 341 North Main Street, Troy, North Carolina 27371). Sixteen of the eighteen nominees are current directors, whereas two nominees are first time nominees. Each nominee was nominated for election to the Board of Directors by the Nominating and Corporate Governance Committee as described in the section below entitled "Corporate Governance Policies and Procedures - Director Nomination Process."

               TABLE OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

                                                                                              Common Stock
                                                                                          Beneficially Owned (1)
                                                                                      ------------------------------
                                         Current Director (D),           Director
                                            Nominee (N), or             of Company    Number of             Percent
       Name (Age)                        Position with Company             Since        Shares             of Class
-------------------------------    ----------------------------------  ------------   -------------------------------
Directors and Nominees
----------------------
James H. Garner (75)                   President and CEO (D) (N)           1995         55,945     (2)       0.40%
Jack D. Briggs (65)                             (D) (N)                    1983        101,305     (3)       0.72%
R. Walton Brown (52)                Executive Vice President (D) (N)       2003         31,154     (4)       0.22%
H. David Bruton, M.D. (70)                      (D) (N)                    2000        114,688     (5)       0.81%
David L. Burns (66)                             (D) (N)                    1988         72,948     (6)       0.52%
John F. Burns (57)                  Executive Vice President (D) (N)       2000         75,082     (7)       0.53%
Jesse S. Capel (72)                               (D)                      1983        178,231     (8)       1.26%
Mary Clara Capel (46)                             (N)                       N/A          2,090     (9)       0.01%
Goldie H. Wallace-Gainey (58)                   (D) (N)                    1997        252,881    (10)       1.79%
James G. Hudson, Jr. (65)           Executive Vice President (D) (N)       2001         70,552    (11)       0.50%
George R. Perkins, Jr. (65)                     (D) (N)                    1996        500,443    (12)       3.54%
Thomas F. Phillips (59)                         (D) (N)                    2000         88,613    (13)       0.63%
William E. Samuels (74)                         (D) (N)                    2000        149,631    (14)       1.06%
Edward T. Taws (70)                             (D) (N)                    1986         33,982    (15)       0.24%
Frederick H. Taylor (65)                          (D)                      1983        190,503    (16)       1.35%
Frederick L. Taylor II (35)                       (N)                       N/A          3,084    (17)       0.02%
Virginia C. Thomasson (53)                      (D) (N)                    2000         22,065    (18)       0.16%
A. Jordan Washburn (68)                         (D) (N)                    1995         41,447    (19)       0.29%
Dennis A. Wicker (52)                           (D) (N)                    2001         14,934    (20)       0.11%
John C. Willis (62)                             (D) (N)                    1983        494,375    (21)       3.50%

Non-Director
------------
Executive Officers
------------------
Anna G. Hollers (54)                    Executive Vice President            n/a         91,210    (22)       0.65%
                                              and Secretary
Teresa C. Nixon (47)                    Executive Vice President            n/a         58,266    (23)       0.41%
                                    & Compliance Officer, First Bank
David G. Grigg (54)                      President of Montgomery            n/a         47,915    (24)       0.34%
                                           Data Services, Inc.
Jerry M. Arnold (64)                      Senior Vice President             n/a         16,785    (25)       0.12%
                                        of Operations, First Bank
Eric P. Credle (36)                     Senior Vice President and           n/a         22,201    (26)       0.16%
                                         Chief Financial Officer
Timothy S. Maples (44)                  Senior Vice President and           n/a         23,703    (27)       0.17%
                                           Investment Officer
Lee C. McLaurin (42)               Senior Vice President & Controller       n/a         14,585    (28)       0.10%

----------------------
Notes to Table of Directors, Nominees and Executive Officers:

(1) Unless otherwise indicated, each individual has sole voting and investment power with respect to all shares beneficially owned by such individual. The above table includes executive officers' reported shares in the 401(k) defined contribution plan, which are voted by the plan trustee and not by the shareholder for whom such shares are listed. Also included are shares subject to options (exercisable as of December 31, 2004 or within 60 days after December 31, 2004) granted under the Company's stock option plan.

(2) Mr. Garner's number of shares includes 113 shares held in the Company's 401(k) defined contribution plan, 9,341 shares held jointly with his spouse and exercisable options to purchase 12,001 shares.

(3) Mr. Briggs' number of shares includes 1,289 shares held as custodian for his daughter, 58,354 shares held jointly with his spouse, 800 shares held by his spouse and exercisable options to purchase 11,250 shares.

(4) Mr. Brown's number of shares includes 596 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 6,000 shares.

(5) Dr. Bruton's number of shares includes 6,732 shares held by his spouse, 3,374 shares held as custodian in a trust for a minor, and exercisable options to purchase 9,000 shares.

(6) Mr. D. Burns' number of shares includes 35,448 shares held by Mr. Burns' business interests and exercisable options to purchase 13,500 shares.

(7) Mr. J. Burns' number of shares includes 2,518 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 9,750 shares.

(8) Mr. Capel's number of shares includes 55,656 shares held by Capel, Incorporated of which Mr. Capel is principal owner and director and exercisable options to purchase 20,250 shares.

(9) Ms. Capel, a nominee for director, owned 2,090 shares of the Company at December 31, 2004.

(10) Mrs. Wallace-Gainey's number of shares includes 732 shares held by her spouse, 35 shares held as custodian by her spouse for a minor, and exercisable options to purchase 18,000 shares.

(11) Mr. Hudson's number of shares includes 2,429 shares held by his spouse, 1,780 shares held in the Company's 401(k) defined contribution plan, and exercisable options to purchase 7,500 shares.

(12) Mr. Perkins' number of shares includes exercisable options to purchase 20,250 shares.

(13) Mr. Phillips' number of shares includes 1,965 shares held by his spouse, 186 shares jointly owned with a relative, and exercisable options to purchase 9,000 shares.

(14) Mr. Samuels' number of shares includes 33,663 shares held by his spouse and exercisable options to purchase 9,000 shares.

(15) Mr. Taws' number of shares includes 8,677 shares held by his spouse and exercisable options to purchase 18,750 shares.

(16) Mr. Taylor's number of shares includes 104,082 shares held in trusts, 61,962 shares held by his spouse and exercisable options to purchase 20,250 shares.

(17) Mr. Taylor II, a nominee for director, owned 3,084 shares of the Company at December 31, 2004.

(18) Mrs. Thomasson's number of shares includes exercisable options to purchase 15,765 shares.

(19) Mr. Washburn's number of shares includes exercisable options to purchase 6,750 shares.

(20) Mr. Wicker's number of shares includes exercisable options to purchase 9,000 shares.

(21) Mr. Willis' number of shares includes 286,591 shares held by his spouse and exercisable options to purchase 22,500 shares.

(22) Ms. Hollers' number of shares includes 1,043 shares held jointly with her daughters, 15,947 shares held in the Company's 401(k) defined contribution plan, 3,075 shares held by her spouse and exercisable options to purchase 24,751 shares.

(23) Ms. Nixon's number of shares includes 12,063 shares held in the Company's 401(k) defined contribution plan, 2,427 shares held by Ms. Nixon's business interests, 37 shares held in trust for a minor, and exercisable options to purchase 32,101 shares.

(24) Mr. Grigg's number of shares includes 234 shares held jointly with his daughters, 117 shares held jointly with his son, 9,350 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 9,871 shares.

(25) Mr. Arnold's number of shares includes 5,967 shares held in the Company's 401(k) defined contribution plan.

(26) Mr. Credle's number of shares includes 1,913 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 17,851 shares.

(27) Mr. Maples' number of shares includes 103 shares held in the Company's 401(k) defined contribution plan.

(28) Mr. McLaurin's number of shares includes 235 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 9,600 shares.

---------------------

Directors and Nominees

      James H. Garner became President and Chief Executive Officer and a director of the Company and First Bank in 1995. Mr. Garner has been employed by First Bank since 1969, serving as Executive Vice President from 1989 until 1995.

      Jack D. Briggs is a funeral director and retail furniture merchant and is president and owner of J. Briggs, Inc., Davidson Funeral Home, Inc., and Carter Funeral Home, Inc., and secretary of Piedmont Funeral Home. Mr. Briggs has been a director of the Company since 1983 and a director of First Bank since 1976.

      R. Walton Brown was the chairman of the Board of Directors, President, and Chief Executive Officer of Carolina Community Bancshares, Inc., a bank holding company headquartered in Latta, South Carolina, from its inception in 1995 until its acquisition by the Company in January 2003. He served as the president of Carolina Community Bank, the bank subsidiary of Carolina Community Bancshares, and its predecessors from 1979 until January 2003, and now serves as Executive Vice President of First Bank.

      H. David Bruton, M.D. is a retired physician and served as the Secretary of North Carolina's Department of Health and Human Services from 1997 until 2001. Until December 31, 1996, he was a practicing physician with Sandhills Pediatric, Inc. He served as a director of First Savings Bancorp, Inc. from 1979 until First Savings' 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

      David L. Burns is the chairman of the Board of Directors. He is president of Z. V. Pate, Inc., a Laurel Hill-based holding company for agricultural, timber, restaurants and retail sales. Mr. Burns has been a director of the Company since 1988 and a director of First Bank since 1992.

      John F. Burns served as a director and President and Chief Executive Officer of First Savings Bancorp, Inc. at the time of the First Bancorp-First Savings merger and had been employed by First Savings since 1972. Since the merger, he has served as a director of the Company and First Bank. He is also employed as an Executive Vice President of the Company and First Bank.

      Jesse S. Capel is the immediate past chairman of the Board of Directors. He serves as an executive officer of Capel, Incorporated, a rug manufacturer, importer and exporter located in Troy, North Carolina. Mr. Capel has been a director of the Company since 1983 and a director of First Bank since 1959. Mr. Capel is retiring from the Board of Directors at the 2005 Annual Shareholders' Meeting.

      Mary Clara Capel is a member of senior management as the director of administration at Capel, Incorporated, a rug manufacturer, importer and exporter located in Troy, North Carolina, where she has been employed since 1981. Ms. Capel is a first time nominee for the Board of Directors of the Company and is the daughter of Jesse S. Capel, an independent director of the Company. Mr. Capel recommended Ms. Capel to the Nominating and Corporate Governance Committee of the Company for consideration as a board member.

      Goldie H. Wallace-Gainey is a private investor in the Company and other business interests. Ms. Wallace-Gainey has been a director of the Company and First Bank since 1997.

      James G. Hudson, Jr. served as a director and President and Chief Executive Officer of Century Bancorp, Inc., a bank holding company headquartered in Thomasville, North Carolina, at the time of the May 2001 Century Bancorp acquisition by the Company and had been employed with Century since 1972. Since that time, he has served as a director of the Company and First Bank. He is also employed as an Executive Vice President of First Bank.

      George R. Perkins, Jr. is President and Chief Executive Officer of Frontier Spinning Mills, Inc., a yarn manufacturer located in Sanford, North Carolina, and has served in such capacity since 1996. Mr. Perkins has been a director of the Company and First Bank since 1996.

      Thomas F. Phillips is an automobile dealer and owner of Phillips Ford, located in Carthage, North Carolina. He served as a director of First Savings Bancorp, Inc. from 1985 until First Savings' 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

      William E. Samuels is vice-chairman of the Board of Directors of the Company and First Bank. He was the President and Chief Executive Officer of First Savings Bancorp, Inc. until his retirement in 1998. He is the former chairman of the Board of Directors of First Savings Bancorp, Inc. and served as a director of First Savings from 1977 until First Savings' 2000 merger with the Company. He has served as a director of the Company and First Bank since that time.

      Edward T. Taws, Jr. is Chairman of Fletcher Industries/Fletcher International, a manufacturer of textile machinery located in Southern Pines, North Carolina. Mr. Taws has been a director of the Company since 1986 and a director of First Bank since 1992.

      Frederick H. Taylor is President of Troy Lumber Company, located in Troy, North Carolina. Mr. Taylor has been a director of the Company since 1983 and a director of First Bank since 1978. Mr. Taylor is not standing for re-election as a member of the Board of Directors.

      Frederick L. Taylor II is a vice-president of Troy Lumber Company, located in Troy, North Carolina where he has been employed since 1992. Mr. Taylor II is a first time nominee for the Board of Directors of the Company and is the son of Frederick H. Taylor, an independent director of the Company. Mr. Taylor recommended Mr. Taylor II to the Nominating and Corporate Governance Committee of the Company for consideration as a board member.

      Virginia C. Thomasson is a Certified Public Accountant with the firm Holden, Thomasson, & Longfellow, P.C., located in Southern Pines, North Carolina. She served as a director of First Savings Bancorp, Inc. from 1997 until First Savings' 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

      A. Jordan Washburn was a sales representative for Morrisette Paper Company located in High Point, North Carolina until his retirement in 2001. Mr. Washburn has been a director of the Company since 1995 and a director of First Bank since 1994.

      Dennis A. Wicker is a partner with the law firm Helms Mulliss & Wicker, LLP in Raleigh, North Carolina. Mr. Wicker served as Lieutenant Governor of North Carolina from 1993 to 2000. Mr. Wicker is a member of the board of directors of Coca-Cola Bottling Company Consolidated and Air T, Inc. Mr. Wicker has been a director of the

Company and First Bank since 2001.

      John C. Willis is a private investor in restaurant and real estate interests. Mr. Willis has been a director of the Company since 1983 and a director of First Bank since 1980.

Executive Officers

In addition to Mr. Garner, Mr. Brown, Mr. J. Burns, and Mr. Hudson, the executive officers of the Company are as follows:

      Anna G. Hollers is Executive Vice President and Secretary of the Company and Executive Vice President and Secretary of First Bank. She has been employed by the Company since 1983 and by First Bank since 1972.

      Teresa C. Nixon is Executive Vice President - Loan Administration and Compliance of First Bank. She has been employed by First Bank since 1989.

      David G. Grigg has served as President of Montgomery Data Services, Inc. since its formation in 1984. He was employed by First Bank from 1972 until 1984.

      Jerry M. Arnold is Senior Vice President - Operations of First Bank. He has been employed by First Bank since 1986.

      Eric P. Credle is Senior Vice President and Chief Financial Officer of the Company and First Bank. He has been employed by the Company and First Bank since 1997.

      Timothy S. Maples is Senior Vice President and Investment Officer of First Bank. He was the Chief Financial Officer and Treasurer of First Savings Bancorp, Inc. from 1993 until First Savings' 2000 merger with the Company.

      Lee C. McLaurin is Senior Vice President and Controller of the Company and First Bank. He has been employed by the Company since 1987.

BOARD COMMITTEES, ATTENDANCE AND COMPENSATION

Executive Committee

      The Executive Committee is authorized, between meetings of the Board of Directors, to perform all duties and exercise all authority of the Board of Directors, except those duties and authorities exclusively reserved to the Board of Directors by the Company's bylaws or by statute. The 2004 members of the Committee were Mr. Briggs, Mr. Brown, Mr. D. Burns, Mr. J. Burns, Mr. Capel-Chairman, Mr. Garner, Mr. Perkins, Mr. Samuels, Mr. Taws, Mr. Taylor, Mr. Washburn and Mr. Willis. The Executive Committee held 12 meetings during 2004.

Audit Committee

      The Audit Committee is responsible for the appointment, compensation and oversight of the Company's independent auditors, and must approve in advance all audit fees and the terms of all non-audit services provided by the independent auditors. The Audit Committee also reviews and presents to the Board of Directors information regarding the effectiveness of the Company's policies and procedures with respect to auditing, accounting, and internal controls. The Audit Committee also reviews the Company's financial reporting process on behalf of the Board of Directors. The 2004 members of the Audit Committee were Mr. Briggs, Dr. Bruton, Mr. D. Burns, Mr. Capel-Chairman, Ms. Wallace-Gainey, Ms. Thomasson, Mr. Wicker, and Mr. Willis, each of whom is independent, as defined by the National Association of Securities Dealers ("NASD") and the Securities Exchange Act. The Audit Committee held 11 meetings during 2004. The Board of Directors has determined that Ms. Thomasson is an "audit committee financial expert" within the meaning of SEC rules and regulations.

Compensation Committee

      The Compensation Committee is responsible for reviewing the compensation policies and benefit plans of the Company and for making recommendations regarding the compensation of its executive officers. The Committee also administers the Company's stock option plan. The 2004 members of the Committee were Mr. Briggs, Mr. D. Burns, Mr. Capel-Chairman, Mr. Taws, Mr. Washburn, and Mr. Willis, each of whom is independent, as defined by the NASD. The Compensation Committee held four meetings during 2004.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee is responsible for i) identifying qualified individuals to become Board members, ii) determining the composition of the Board and its committees, and iii) developing and implementing the Company's corporate governance guidelines. The Committee will consider shareholder nominees for board membership. Any shareholder wishing to nominate a candidate for director must follow the procedures described in the section "Nominations For Director" above. The section below entitled "Corporate Governance Policies and Practices - Director Nomination Process" describes the process utilized by the Nominating and Corporate Governance Committee for identifying and evaluating candidates to be nominated as directors. At its February 2004 meeting, the Nominating and Corporate Governance Committee adopted a charter, which is available on the Company's website at www.firstbancorp.com under the tab "Investor Relations." The 2004 members of the Committee were Mr.
D. Burns, Mr. J. Capel-Chairman, Mr. Taws, Mr. Washburn and Mr. Willis, each of whom is independent, as defined by the NASD. The Nominating and Corporate Governance Committee held two meetings during 2004.

Attendance

      The Board of Directors held 14 meetings during 2004. In 2004, all of the directors and nominees for re-election, except for Mr. Perkins who attended 4 of 12 Executive Committee meetings and 13 of 14 Board of Directors meetings, attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees described above on which they served during the period they were directors and members of such committees.

CORPORATE GOVERNANCE POLICIES AND PRACTICES

      The Company has developed, and operates under, corporate governance principles and practices that are designed to maximize long-term shareholder value, align the interests of the board and management with those of the Company's shareholders, and promote the highest ethical conduct among the Company's directors and employees. Highlights of the Company's corporate governance policies, practices and procedures are described below.

Director Independence

      The Board of Directors believes that a substantial majority of the board should consist of directors who are independent under rules set forth by NASD. The Board of Directors makes an annual determination regarding the independence of each of the Company's directors. The board last made these determinations for each member of the board in March 2005, based on the review of director questionnaires designed to elicit information regarding independence. The Board of Directors has determined that 12 of its 18 directors (assuming the Nominees listed above are elected) will be independent as contemplated by NASD. The six individuals who are not independent are Mr. Brown, Mr. J. Burns, Mr. Garner, Mr. Hudson, Mr. Perkins and Mr. Samuels. Each of the directors who is not independent, except Mr. Perkins, is a current or former employee of the Company. Mr. Perkins is not considered independent under NASD criteria due to a transaction between a business interest of his and the Company - see "Certain Transactions" below.

Annual Director Re-Election

      Since the Company's inception, its bylaws have required that directors must stand for re-election to the Board of Directors at each annual shareholders' meeting. The Board of Directors believes that this policy makes it easier for shareholders to hold directors more directly accountable for corporate performance compared to the staggered-board structure in use at many public companies, which permits directors to hold their positions for several years.

Separation of the Offices of Chairman and Chief Executive Officer

      The Board of Directors believes that one of its main purposes is to protect shareholders' interests by providing independent oversight of management, including the Chief Executive Officer. Although not required by the Company's bylaws, the Board of Directors has historically believed, and
continues  to  believe,   that  this  objective  is  facilitated  by  having  an
independent director serve as Chairman, thereby separating the offices of Chairman of the Board of Directors and Chief Executive Officer. The Chairman of the Board is responsible for approving meeting schedules and agendas, as well as acting as a liaison between the Chief Executive Officer and the independent directors.

Executive Sessions

      At its February 2004 meeting, the Board of Directors adopted a resolution requiring that the independent directors of the Company meet at least twice a year in executive session with no non-independent directors or employees of the Company present. At these meetings, the independent directors discusses strategic or other key issues regarding the Company. Two of these executive sessions were held in 2004.

Director Nomination Process

      The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become board members and recommending to the board the individuals for nomination as members of the board. The goal of the Nominating and Corporate Governance Committee is to create a board that will demonstrate objectivity and the highest degree of integrity on an individual and collective basis. In evaluating current members and new candidates, the Nominating and Corporate Governance Committee considers the needs of the board and the Company in light of the current mix of director skills and attributes. In addition to requiring that each director possess the highest integrity and character, the Nominating and Corporate Governance Committee's evaluation of director candidates includes an assessment of issues and factors regarding an individual's familiarity with the Company's geographic market area, independence as defined by the various regulatory authorities, business experience, accounting and financial expertise, diversity, and awareness of the Company's responsibilities to its customers, employees, regulatory bodies, and the communities in which it operates. The Nominating and Corporate Governance Committee also takes into consideration the board's established policies relating to the board's retirement policy and the ability of directors to devote adequate time to board and committee matters. When the Nominating and Corporate Governance Committee is considering current board members for nomination for reelection, the Committee also considers prior board contributions and performance, as well as meeting attendance records.


      The Nominating and Corporate Governance Committee may seek the input of the other members of the board and management in identifying and attracting director candidates that are consistent with the criteria outlined above. In addition, the Committee may use the services of consultants or a search firm, although it has not done so in the past. The Nominating and Corporate Governance Committee will consider recommendations by Company shareholders of qualified director candidates for possible nomination to the board. Shareholders may recommend qualified director candidates by writing to the Company's Corporate Secretary, at 341 North Main Street, Troy, North Carolina 27371. Submissions should include information regarding a candidate's background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate's qualifications, the Nominating and Corporate Governance Committee may conduct interviews with the candidate and request additional information from the candidate. The Committee uses the same process for evaluating all nominees, including those recommended by shareholders.


      In addition, the Company's bylaws contain specific conditions under which persons may be nominated directly by shareholders as directors at an annual meeting of shareholders. The provisions include the condition that shareholders comply with the advance notice time-frame requirements described under the section entitled "Nominations for Director" above.

Stock Ownership Requirements

      The Company's Board of Directors has adopted a common stock ownership policy for members of the board. This policy requires that any candidate for the Board of Directors must either own, or commit to acquire, common stock of the Company with a monetary value of at least $50,000. The Board believes that this stock ownership policy substantially enhances shareholder value by materially aligning the Board's interest with those of the shareholders.

Mandatory Retirement

      The Company's bylaws state that no individual may be elected to, or may serve, on the Board of Directors any time after his or her 72nd birthday, except that if a director is elected to the Board of Directors prior to his or her 72nd birthday and reaches the age of 72 while serving as a director, such director's term shall continue until the next annual meeting of shareholders, at which time the director shall retire. The bylaws allow for the Board to make exceptions to this limitation in connection with mergers or acquisitions. The bylaws also state that the foregoing provisions do not apply to any individual during the time such individual is serving as chief executive officer of the Company.

Communications with Directors

      The Board of Directors believes that it is important that a direct and open line of communication exist between the Board of Directors and its shareholders and other interested parties. Any shareholder or other interested party who desires to contact one or more of the Company's directors may send a letter to the following address:

      First Bancorp Board of Directors
      PO Box 417
      Troy, North Carolina   27371

      In addition, any shareholder or other interested party who has any concerns or complaints relating to accounting, internal controls or auditing matters, may contact the Audit Committee by writing to the following address:

      First Bancorp Audit Committee
      PO Box 417
      Troy, North Carolina   27371

      All such communications will be forwarded to the appropriate party as soon as practicable without being screened.

Annual Meeting Policy

      Directors  are  expected  to  attend  the  Company's   annual  meeting  of
shareholders. All members of the board, with the exception of one, attended the Company's 2004 annual meeting of shareholders.

Cumulative Voting

      The Company's bylaws provide for the availability of "cumulative voting" in the election of directors. Under cumulative voting, each shareholder calculates the number of votes available to such shareholder by multiplying the number of votes to which his or her shares are normally entitled by the number of directors for whom the shareholder is entitled to vote. The shareholder can then cast the product of the multiplication for a single candidate or can distribute it in any manner among any number of candidates. For example, if 18 directors are to be elected, a shareholder who owns 1,000 shares with one vote per share will have 18,000 votes. This shareholder can cast all of these votes for one candidate, or 1,000 for 18 candidates, or 6,000 for each of three candidates, or any other mathematically possible combination.

      The  purpose of  cumulative  voting is to  preserve  the right of minority shareholders, or a group of shareholders acting together, to obtain representation on the Board of Directors that is roughly proportional to their ownership interest in the corporation. The Company's Board of Directors believes that the minority representation guaranteed by cumulative voting is an appropriate feature of corporate democracy and is not likely to cause harmful factionalism on the board.

      Cumulative voting procedures will not be followed at the annual meeting unless a shareholder calls for cumulative voting as provided in the Company's articles of incorporation, by announcing at the meeting before the voting for directors starts, his or her intention to vote cumulatively. See the third paragraph under Proposal 1 above for more information regarding cumulative voting.

Code of Conduct

      The Company has had a written code of conduct for many years. In February 2004, the Board of Directors adopted a revised Code of Conduct that applies to the Company's directors and employees, including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The Code includes guidelines relating to ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the Code. The Code of Conduct is available upon written request to the following address: First Bancorp, Attention: Corporate Secretary, PO Box 508, Troy, North Carolina 27371.

COMPENSATION OF DIRECTORS

      In January 2004, the Company engaged an outside consultant to evaluate the level of the Company's director compensation. The consultant's process of assessing the appropriateness of compensation arrangements involved the use of peer data to determine the extent to which the Company's director compensation arrangements were competitive within both the Company's industry and geographical area. As a part of this assessment, the consultant compared the Company's arrangements, both in whole and in part, with those of other financial institutions of similar size and performance both within the state and nationally. This peer group was a subset of the broader peer group to which the Company compares its total returns to shareholders. Based on this evaluation, the Company set its monthly retainer at $500, and the fee for each board meeting attended at $250. Normally, meetings are held monthly. Such directors who served on the Executive Committee, Nominating and Corporate Governance Committee, Audit Committee, or Compensation Committee received $250 for each committee meeting attended.

      In 2004, directors of the Company were also compensated $250 for each meeting attended for their service as directors on the boards of the Company's subsidiaries. As it relates to First Bank, the Company's most significant subsidiary, all directors of the Company are members of the First Bank Board of Directors. Various combinations of six to nine directors of the Company serve on the boards of Montgomery Data Services and First Bancorp Financial Services, subsidiaries of the Company, and First Bank Insurance Services, a subsidiary of First Bank. The boards of First Bank and Montgomery Data Services normally meet on a monthly basis, whereas the First Bancorp Financial Services and First Bank Insurance Services boards normally meet on a quarterly basis.

      In 2004, non-employee directors of the Company also participated in the Company's stock option plan. The non-employee director portion of the stock option plan in effect during 2004 provided that on June 1 of each year for a five-year period beginning on June 1, 2004 and ending on June 1, 2009, each non-employee director of the Company received or will receive an option to acquire 2,250 shares (as adjusted for the November 2004 3-for-2 stock split) of the Company's common stock over a 10 year term at an exercise price equal to the fair market value of such stock on the date of grant. At December 31, 2004, the fourteen directors who were not employees of the Company held aggregate options to purchase 203,265 shares at exercise prices ranging from $4.83 to $19.69.

      The Board of Directors has elected to maintain the fee structure described above in 2005.

      In addition to the compensation described above, the Company provides one of its directors, Mr. Washburn, with approximately 100 square feet of office space, which Mr. Washburn uses primarily in connection with his work with various charitable organizations.

      In addition to the compensation they receive for service as directors, there are four board members who are also employees of the Company. Those directors are Mr. Brown, Mr. J. Burns, Mr. Garner, and Mr. Hudson. Compensation related to Mr. J. Burns and Mr. Garner is disclosed in the following section entitled "Compensation of Executive Officers." Mr. Brown and Mr. Hudson each have employment agreements with the Company that are consistent with those described in the section below entitled "Compensation Of Executive Officers - Employment

Contracts and Change in Control Agreements." In 2004, Mr. Brown received cash compensation (salary and bonus) of $183,750 for his service as an employee, and the Company paid club memberships totaling $952 on his behalf. In 2004, Mr. Hudson received cash compensation (salary and bonus) of $195,276 for his service as an employee, and the Company paid club memberships totaling $2,315 on his behalf.

COMPENSATION OF EXECUTIVE OFFICERS

      Summary Compensation Table. The following table sets forth compensation paid by the Company in the forms specified therein for the years ended December 31, 2004, 2003 and 2002 to (i) the chief executive officer of the Company and
(ii) the Company's four most highly compensated executive officers other than the chief executive officer.

                           SUMMARY COMPENSATION TABLE

                                                                       Long Term Compensation
                                                             ------------------------------------------
                            Annual Compensation                        Awards                Payouts
                 ------------------------------------------  ---------------------------  -------------
   (a), (b)           (c)           (d)            (e)           (f)            (g)            (h)           (i)
                                                  Other                     Securities                       All
     Name,                                       Annual       Restricted    Underlying                      Other
   Principal                                     Compen-        Stock        Options/         LTIP         Compen-
   Position         Salary       Bonus (1)       sation       Award (s)        SARs          Payouts      sation (2)
   and Year           ($)           ($)            ($)           ($)          (# sh)           ($)           ($)
---------------  -------------  ------------  -------------  ------------  -------------  -------------  ------------
James H. Garner, President and Chief Executive Officer
     2004              $275,000    $ 201,137           $ --          $ --             --           $ --      $ 66,090
     2003               260,000      195,310             --            --             --             --        31,418
     2002               240,000      172,300             --            --             --             --        30,127
Anna G. Hollers, Executive Vice President and Secretary
     2004              $202,740     $ 87,000           $ --          $ --          9,001           $ --      $ 24,208
     2003               186,000       73,000             --            --             --             --        19,123
     2002               168,950       60,000             --            --             --             --        19,432
Teresa C. Nixon, Executive Vice President and Compliance Officer
     2004              $196,200     $ 87,000           $ --          $ --          9,001           $ --      $ 12,256
     2003               180,000       73,000             --            --             --             --        11,380
     2002               163,000       60,000             --            --             --             --        10,616
John F. Burns, Executive Vice President
     2004              $176,141     $ 44,035           $ --          $ --             --           $ --      $ 26,370
     2003               167,754       44,000             --            --             --             --        23,268
     2002               159,766       43,936             --            --             --             --        22,865
Eric P. Credle, Senior Vice President and Chief Financial Officer
     2004              $165,000     $ 65,000           $ --          $ --          3,001           $ --      $  9,802
     2003               150,000       60,000             --            --             --             --         7,412
     2002               130,000       50,000             --            --             --             --         7,048

---------------------
Notes:

(1) The amounts in this column represent actual incentive cash bonuses accrued during the year indicated.

(2) The amounts in this column relate to four items: (1) Company contributions to the Company's defined contribution plan under Section 401(k) of the Internal Revenue Code that covers all Company employees, (2) the value of certain life insurance provided for the indicated executives, based on the term insurance value of such payments as calculated under IRS Table 2001 pursuant to IRS Notice 2002-8, (3) fees earned for service as a director of the Company, or its subsidiaries, and committees thereof, and (4) "Other," which is comprised of the vested value of policy premiums under the Company's Long Term Care Insurance Plan for Mr. Garner and club membership dues for Ms. Nixon. The following table presents the amounts of those items:

                                             Defined     Split-Dollar    Director/
                                          Contribution     Insurance     Committee
                                              Plan           Plan           Fees          Other
                                          ------------  --------------  -----------    ------------
James H. Garner                  2004        $9,750        $ 1,652         $22,910       $31,778
                                 2003         9,000          3,018          19,400            --
                                 2002         8,250          2,757          19,120            --
Anna G. Hollers                  2004         9,750            208          14,250            --
                                 2003         7,403            320          11,400            --
                                 2002         7,151            281          12,000            --
Teresa C. Nixon                  2004         9,750             92           1,720           694
                                 2003         9,000            167           1,520           693
                                 2002         8,250            153           1,520           693
John F. Burns                    2004         9,750            260          16,360            --
                                 2003         9,000            468          13,800            --
                                 2002         8,250            415          14,200            --
Eric P. Credle                   2004         9,750             52              --            --
                                 2003         7,313             99              --            --
                                 2002         6,950             98              --            --

Option/SAR Grants in Last Fiscal Year

      The information set forth below reflects the stock options granted during 2004 to the executive officers listed in the Summary Compensation Table above. Mr. Garner and Mr. Burns did not receive option grants in 2004. No stock appreciation rights have been granted to the executive officers listed.

                      Option/SAR Grants in Last Fiscal Year

                                                                              Potential Realizable Value
                                                                              at Assumed Annual Rates of
                                                                             Stock Price Appreciation for
                                  Individual Grants                                   Option Term
---------------------------------------------------------------------------  ----------------------------
       (a)             (b)              (c)             (d)         (e)         (f)          (g)
                                    Percent of
                    Number of         Total
                    Securities     Options/SARs
                    Underlying      Granted to     Exercise or
                   Options/SARs    Employees in     Base Price   Expiration      5%              10%
      Name         Granted (1)     Fiscal Year       ($/Sh)         Date        ($)              ($)
-----------------  ------------   --------------  -------------  ----------  -----------      -----------
Anna G. Hollers       9,001            4.91%         $ 21.70       4/1/14     $  122,837       $ 311,292
Teresa C. Nixon       9,001            4.91%           21.70       4/1/14        122,837         311,292
Eric P. Credle        3,001            1.64%           21.70       4/1/14         40,955         103,787

(1)   All of the above options vested immediately.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

      Set forth below is information concerning the exercise of stock options during the year ended December 31, 2004 and year-end value of unexercised options by the executive officers listed in the Summary Compensation Table. No stock appreciation rights have been granted to the executive officers listed.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                          Number of Securities              Value of Unexercised
                                                         Underlying Unexercised                 In-the-Money
                           Shares                            Options/SARs at                   Options/SARs at
                          Acquired                       Fiscal Year End (# sh)              Fiscal Year End ($)
                        on Exercise        Value      ------------------------------    -----------------------------
Name                       (# sh)         Realized     Exercisable    Unexercisable      Exercisable   Unexercisable
----------------        ------------    ------------  -------------  ---------------    ------------- ---------------
James H. Garner            6,000          $ 65,952         12,001            --           $ 193,456      $       --
Anna G. Hollers            6,375           106,450         24,751         3,000             290,697          37,044
Teresa C. Nixon            1,500            21,951         32,101         2,400             443,280          29,635
John F. Burns              2,250            28,492          9,750         3,000             174,769          53,775
Eric P. Credle             5,400            54,000         17,851         6,000             218,814          74,088

Defined Benefit Plans

      Retirement Plan. The following table sets forth the estimated annual pension benefits payable at normal retirement age of 65 to a participant in the Company's noncontributory defined benefit retirement plan.

                 TABLE OF ANNUAL BENEFITS PAYABLE ON RETIREMENT
                            UNDER THE RETIREMENT PLAN

         Final
        Average                                          Years of Service
         Annual         --------------------------------------------------------------------------------
      Compensation            15                20              25               30                35
      ------------      ------------     -------------    -------------     ------------     -----------
      $  100,000         $  16,300         $  21,700        $  27,100         $  32,500        $  37,900
         150,000            26,800            35,700           44,600            53,500           62,400
         200,000            37,300            49,700           62,100            74,500           86,900
         250,000            39,400            52,500           65,600            78,700           91,800
         300,000            39,400            52,500           65,600            78,700           91,800
         350,000            39,400            52,500           65,600            78,700           91,800
         400,000            39,400            52,500           65,600            78,700           91,800
         450,000            39,400            52,500           65,600            78,700           91,800

      Final Average Annual Compensation is the average of the five highest consecutive calendar years earnings out of the 10 calendar years of employment preceding retirement. Benefits shown are estimated on the basis of "life annuity" amounts, although participants in the retirement plan may choose from a variety of benefit payment options. For executive officers, current annual compensation for the purposes of the retirement plan may be estimated as the sum of the "Salary" and "Bonus" amounts in the Summary Compensation Table. The benefits listed above are not subject to any deduction for Social Security or other offset amounts. The Company's executive officers appearing in the Summary Compensation Table who are participants in the retirement plan and their respective credited years of service are: Mr. Garner, 36 years; Ms. Hollers, 32 years; Ms. Nixon, 16 years; Mr. Burns, 4 years; and Mr. Credle, 7 years.

      Supplemental Executive Retirement Plan. The following table sets forth the estimated annual pension benefits payable at normal retirement age of 65 to executive officers, other than the CEO, in the Company's SERP. Benefits shown in the table are prior to deductions for 50% of social security benefits and all benefits paid under the retirement plan.

                 TABLE OF ANNUAL BENEFITS PAYABLE ON RETIREMENT
                UNDER THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      Final
     Average                           Years of Service
      Annual          ----------------------------------------------
   Compensation            10              15            20 or more
 -----------------    -----------     -----------       ------------
    $  100,000         $   30,000       $  45,000        $    60,000
       150,000             45,000          67,500             90,000
       200,000             60,000          90,000            120,000
       250,000             75,000         112,500            150,000
       300,000             90,000         135,000            180,000
       350,000            105,000         157,500            210,000
       400,000            120,000         180,000            240,000
       450,000            135,000         202,500            270,000

      Final Average Annual Compensation is the average of the five highest consecutive calendar years earnings out of the 10 calendar years of employment preceding retirement. Benefits shown are estimated on the basis of "life annuity" amounts, although participants in the SERP may choose from a variety of benefit payment options. For executive officers, current annual compensation for the purposes of the SERP may be estimated as the sum of the "Salary" and "Bonus" amounts in the Summary Compensation Table. As noted above, benefits shown in the table are prior to deductions for 50% of social security benefits and all benefits paid under the retirement plan. The Company's executive officers, other than the CEO, appearing in the Summary Compensation Table who are participants in the SERP and their respective credited years of service are: Ms. Hollers, 20 years (the maximum for participants other than the CEO); Ms. Nixon, 16 years; Mr. Burns, 4 years; and Mr. Credle, 7 years.

      Mr. Garner, the Company's CEO, is also a participant in the SERP. The provisions of the SERP applicable to him are the same as those described above, except that his maximum benefit is 65% of Final Average Compensation compared to 60% for the other participants of the plan. Based on his years of service, Mr. Garner has already reached the maximum benefit. Accordingly, his benefits under the SERP, prior to deductions for 50% of social security benefits and benefits paid under the retirement plan, will be determined by multiplying his Final Average Compensation times 65%.

Employment Contracts and Change in Control Agreements

      The Company has entered into employment agreements with 21 of its senior officers, including each officer currently serving as an executive officer.

      The employment agreements have two to three year terms that extend automatically for an additional year on each anniversary of the date of the agreement, unless either party gives the other written notice on or prior to such anniversary date that the extension will not occur. The initial term for each officer in the Summary Compensation Table is three years. The employment agreements provide that the officers are guaranteed minimum annual salaries equal to their current annualized base salaries, and will receive annual increases that are at least as much as any percentage increase in the U.S. Consumer Price Index during the preceding twelve months. The employment agreements provide that each officer will be entitled to such insurance, pension, profit-sharing and other benefit plans as are or may become available generally to employees of the Company. The employment agreements provide that each officer will be eligible for participation in the Company's Supplemental Employee Retirement Plan and Stock Option Plan. The employment agreements also provide that each officer will be entitled to reasonable time off for vacation, sick leave, bereavement leave, jury duty and military obligations as are or may become available to employees of the Company in positions similar to those of the officer.

      The employment agreements provide the Company the right to terminate the officer's employment "for cause" with no further accrual of compensation or benefits if the Company finds that the officer (i) demonstrated gross negligence or willful misconduct in the execution of the officer's duties, (ii) committed an act of dishonesty or moral turpitude, or (iii) has been convicted of a felony or other serious crime.

      In the event that the Company terminates an officer for a reason other than for cause, the Company is obligated to pay the officer's base salary for the remainder of the agreement term. In addition, each officer may voluntarily terminate employment by providing at least 45 days written notice to the Company, in which case the officer's compensation, vested rights and employee benefits will accrue through the date of termination of employment.

      The employment agreements also contain noncompetition and confidentiality covenants. The noncompetition covenants provide that upon termination of employment with the Company, the officer may not engage directly, or indirectly, in any activity or business that is in competition with the business of the Company within the restricted territory, during the restricted period. The restricted territory is a 50-mile radius of each officer's primary residence and/or work location. The restricted period upon termination by the Company for cause or voluntary employee termination is one year and for termination by the Company other than for cause is the remainder of the agreement term. The noncompetition covenant also prohibits solicitation or recruitment of any employees of the Company during the restricted period, and prohibits sales contacts or solicitation from any customer of the Company for any products or services offered by the Company within the restricted territory during the restricted period. The confidentiality covenants prohibit the officer from disclosing any confidential business secrets or other confidential data both during the term of the employment agreement and for a period of two years following the termination of the agreement.

      The employment agreements also provide that if there is a "change in control" of the Company and the officer's employment is terminated by the Company or the officer for any reason, or no reason (other than for cause), the Company must pay the officer a severance payment equal to the officer's base salary times a factor that ranges from 1 to 2.9. The multiple for each of the officers listed in the Summary Compensation Table above is 2.9. Control means the power, directly or indirectly, to direct the management or policies of the Company or to vote 40% or more of any class of voting securities of the Company. Change in control is defined as a change in control of the Company except that any merger, consolidation or corporate reorganization in which the owners of the capital stock entitled to vote in the election of directors of the Company prior to the combination own 61% or more of the resulting entity's voting stock will not be considered a change in control for the purpose of the employment agreements; provided that a change in control will be deemed to have occurred if
(i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Securities Exchange Act of 1934), directly or indirectly, of 33% or more of the voting stock of the Company or its successors; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or its successors (the "Incumbent Board") cease for any reason to constitute at least a majority of the board; provided, that any person who becomes a director of the Company after the beginning of such period whose election was approved by a vote of at least 3/4 of the directors comprising the Incumbent Board will be considered a member of the Incumbent Board; or (iii) there is a sale of all or substantially all of the assets of the Company. Notwithstanding the foregoing, no change in control is deemed to occur as a result of any transaction that results in the officer subject to the employment agreement in question, or a group of persons including such officer, acquiring, directly or indirectly, 33% or more of the combined voting power of the Company's outstanding securities.

      In addition to the employment agreement change in control provisions discussed above, all memoranda of options granted under the Company's 1994 Stock Option Plan and 2004 Stock Option Plan provide that in the event of a change in control of the Company, which is defined the same as it is above, all options become fully vested and immediately exercisable. Also, under the SERP, all participants become fully vested in the event of a change in control, which is defined the same as it is above.

REPORT OF THE COMPENSATION COMMITTEE

      The fundamental philosophy of the Company's compensation program is to offer compensation arrangements that are (i) commensurate with individual contributions to the performance of the Company and (ii) competitive with publicly owned financial institutions of similar size and performance. Compensation is designed to attract and retain individuals possessing the specialized talents required by the Company to remain competitive in the financial services industry.

      In applying this philosophy, the Company's Compensation Committee, comprised entirely of independent directors, develops compensation recommendations to be considered by the entire Board of Directors. The Compensation Committee directly determines the recommendation regarding the compensation of the Chief Executive Officer. In addition, the Committee also sets forth recommendations involving (i) compensation policies, (ii) incentive compensation, (iii) long-term equity participation and (iv) benefit plans. Prior to 2004, the Compensation Committee delegated to the Chief Executive Officer the responsibility to determine appropriate levels of salaries and incentive bonuses for the other executive officers of the Company. In 2004, the Compensation Committee increased its role by reviewing and formally approving the recommendations of the Company's Chief Executive Officer as they relate to the compensation levels of the Company's other executive officers. In determining appropriate compensation levels, both the Compensation Committee (with regard to the Chief Executive Officer) and the Chief Executive Officer (with regard to the other executive officers) consider the demonstration of the leadership skills needed to enable the Company to achieve the business objectives set forth by the Board of Directors. Periodically, including in 2004 as discussed below, the Compensation Committee engages outside compensation consultants to evaluate and provide recommendations regarding executive officer compensation.

      In January 2004, the Compensation Committee engaged an outside consultant to evaluate the compensation of the Chief Executive Officer and each other executive officer. The consultant met with the Compensation Committee in January 2004, where he presented the Committee with his assessment of the compensation arrangements for each of the Company's executive officers for 2003. The consultant's process of assessing the appropriateness of compensation arrangements involved the use of peer data to determine the extent to which the Company's compensation arrangements were competitive within the Company's industry and geographical area. As a part of this assessment, the consultant compared the Company's arrangements, both in whole and in part, with those of other financial institutions of similar size and performance both within the state and nationally. This peer group was a subset of the broader peer group to which the Company compares its total returns to shareholders. See "Shareholder Return Performance." The results of this evaluation were used by the Compensation Committee in recommending compensation levels for the Company's executive officers for 2004.

      Annual compensation for the Company's Chief Executive Officer and its other executive officers primarily consists of four types of compensation, as set forth below:

            o     base salary;

            o annual incentive bonus (linked directly to corporate earnings and/or individual performance);

            o long-term equity participation (through the periodic issuance of stock options under the Company's stock option plan), in an effort to more closely align the interests of the executive officers with those of the Company's shareholders; and

            o     benefit plans for executive officers.

      Base Salary. For the Company's executive officers, including the Chief Executive Officer, base salaries are targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other publicly owned banking organizations of similar size and performance. The Company frequently participates in salary/compensation surveys and has access to other published salary/compensation data. The results of such surveys are used in developing the appropriate levels of base salaries for executive officers.

      Annual Incentive Bonus. For the Company's executive officers, including the Chief Executive Officer, annual incentive bonuses are directly and indirectly linked to the Company's earnings and to the executive officer's individual performance as it relates to enabling the Company to achieve its performance goals.

      For 2004, as in prior years, the Committee set the Chief Executive Officer's annual incentive bonus as a percentage of the net income earned by the Company. Such percentage for 2004, 2003 and 2002 was 1% of consolidated net income.

      For the other executive officers, the 2004 annual incentive bonus was based on a combination of (i) a percentage, as determined by the Chief Executive Officer, of base salary related to the Company's achievement of predetermined earnings targets and (ii) additional amounts, at the discretion of the Chief Executive Officer, related to the executive officer's individual contribution to the overall achievement of Company-wide earnings targets. In 2004, the Company did not meet all of its earning targets set by the Board of Directors. The Company met its return on equity target; however, the Company failed to meet the 2004 earnings target by approximately 2%. However the Compensation Committee concluded that because of unanticipated expenses, such as Sarbanes-Oxley compliance costs, Internet Banking start-up costs, higher external audit fees and new branch start-up costs that were not included in the 2004 budget on which the earnings target was based, bonuses should be paid under the Management Incentive Plan as if the earnings target were met. Accordingly, the salary-based portion of the 2004 incentive bonus for executive officers other than the Chief Executive Officer ranged from 15% to 43% of the respective base salaries. Based on the 1% of net income formula discussed above, the Chief Executive Officer's incentive bonus amounted to 73% of his base salary.

      Long-Term Equity Participation. For the Company's CEO and other executive officers and key employees, stock options may be granted each year at the discretion of the Board of Directors. Although no formal system is employed in determining the number of options granted, either in the aggregate or to any one individual, the Board considers the Company's current financial performance, the individual's level of responsibility and the number of previously granted stock options. Options are not intended to be an ongoing component of annual compensation, but instead are typically granted to attract and retain new employees, to recognize changes in responsibilities of existing employees, and to periodically reward exemplary performance. In recognition of increasing responsibilities associated with new regulations and the Company's growth, the Compensation Committee granted stock options in 2004 to Ms. Hollers, Ms. Nixon, and Mr. Credle, as reflected in the Summary Compensation Table.

      Benefit Plans For Executive Officers. In addition to the aforementioned methods of compensating executive officers, the Company provides executive officers with the same benefits that are afforded to all Company employees, including matching contributions under the Company's defined contribution plan, retirement benefits under the Company's pension plan and group insurance covering health, life and disability. Also, executive officers participate in the Company's Supplemental Executive Retirement Plan. Until mid-2004, executive officers also participated in a Split-Dollar Insurance Plan. However, due to recently passed congressional and IRS regulations, the Company terminated the Split-Dollar Insurance Plan in 2004.

      In 2004, the Company adopted the First Bancorp Long Term Care Insurance Plan ("Long Term Care Plan"). This plan is intended to provide for the payment of insurance premiums for a long term care insurance policy and the delivery of long term care benefits under the terms of such a policy for such employees that the Compensation Committee directs. Mr. Garner is currently the only participant in the Long Term Care Plan. In 2004, a long term care insurance policy was obtained for his benefit. The policy calls for 10 annual payments of $22,880 per year. Mr. Garner's right to have policy premiums paid by the Company vests as follows: Upon the completion of one year of service (as defined in the plan), the Company is obligated to pay one-third of the aggregate policy premiums; upon the completion of two years of service, the Company is obligated to pay two-thirds of the aggregate policy premiums; upon the completion of three years of service, the Company is obligated to pay 100% of the aggregate Policy premiums. However, upon the occurrence of disability of Mr. Garner (as defined in the Plan), Mr. Garner's right to have 100% of the aggregate policy premiums paid by the Company becomes fully vested.

      Employment Agreements. Over the past several years, the Company has entered into employment agreements with each executive officer, as well as ten other senior officers. These agreements were determined to be in the best interest of the Company, among other reasons, (i) to better compete in the retention of executive and senior officers with peer banks that have similar agreements, (ii) to provide certain protections to the Company, including noncompetition and confidentiality covenants in the event that employment is terminated, and (iii) to protect the Company, through change in control provisions, from loss of executive and senior officers as a result of any change in control possibilities that might arise. The provisions of the employment agreements were previously described in more detail under the heading "Employment Contracts and Change in Control Agreements."

      The above is a summary of current practice regarding CEO and executive officer compensation matters considered by the Committee. Because CEO and executive officer salaries are not currently (or in the foreseeable future) expected to exceed those limitations provided under Section 162(m) of the Internal Revenue Code, the Committee has no specific policy that addresses the deductibility for income tax purposes of "qualified compensation" under said code section.

      RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF
      THE BOARD OF DIRECTORS:

             Jack D. Briggs                     Edward T. Taws, Jr.
             David L. Burns                     A. Jordan Washburn
             Jesse S. Capel                     John C. Willis

                         SHAREHOLDER RETURN PERFORMANCE

      The performance graph shown below compares the Company's cumulative total return to shareholders for the five-year period commencing December 31, 1999 and ending December 31, 2004, with the cumulative total return of the Russell 2000 Index (reflecting overall stock market performance of small-capitalization companies), and an index of banks with between $1 billion and $5 billion in assets, as constructed by SNL Securities, LP (reflecting changes in banking industry stocks). The graph and table assume that $100 was invested on December 31, 1999 in each of the Company's common stock, the Russell 2000 Index, and the SNL Bank Index, and that all dividends were reinvested.

                                  First Bancorp
              Comparison of Five-Year Total Return Performances (1)
                       Five Years Ending December 31, 2004

                              [LINE GRAPH OMITTED]

                                                    Total Return Index Values (1)
                                                            December 31,
                              ---------------------------------------------------------------------------
                               1999         2000          2001          2002          2003         2004
                              -------      -------       -------       -------      -------      --------
First Bancorp                 $100.00      $100.00       $148.75       $160.85      $220.78      $ 296.65
Russell 2000                   100.00        96.98         99.39         79.03       116.38        137.71
Index-Banks between $1
  billion and $5 billion       100.00       113.48        137.88        159.16       216.44        267.12

Notes:

(1) Total return indices were provided from an independent source, SNL Securities LP, Charlottesville, Virginia, and assume initial investment of $100 on December 31, 1999, reinvestment of dividends, and changes in market values. Total return index numerical values used in this example are for illustrative purposes only.

      Shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. Shareholders should thus consider other relevant performance indicators in assessing performance, such as growth in earnings per share, growth in book value per share, growth in cash dividends per share, and other performance measures such as return on assets and return on shareholders' equity.

Certain Transactions

      Certain of the directors, nominees, principal shareholders and officers (and their affiliates) of the Company have deposit accounts and other transactions with First Bank, including loans in the ordinary course of business. All loans or other extensions of credit made by First Bank to directors, nominees, principal shareholders and officers of the Company and to affiliates of such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with independent third parties and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2004, the aggregate principal amount of loans to directors, nominees, principal shareholders and officers of the Company and to affiliates of such persons was approximately $13,764,000.

      Under the authority of the Company's share repurchase plan, the Company made the following repurchases from directors of the Company. All amounts are adjusted for the Company's November 2004 stock split. On February 23, 2004, the Company repurchased 15,000 shares from Ms. Wallace-Gainey at a price of $22.21 per share, the prevailing market value at the time of the purchase. On August 24, 2004, the Company repurchased 3,750 shares from Dr. Bruton at a price of $21.71 per share, the prevailing market value at the time of the purchase. On October 27, 2004, the Company repurchased 12,251 from Mr. Garner at a price of $24.47 per share, the prevailing market value at the time of the purchase.

      On November 22, 2004, the Company purchased land located in Sanford, North Carolina from a partnership in which Mr. Perkins, a director of the Company, is a 50% owner. The purchase price of the land was $750,000. The purchase price was negotiated by Mr. Perkins and by Ms. Nixon, an executive officer of the Company, subject to board approval. The Board of Directors determined that $750,000 was a fair price for the property based on a sale of adjacent land owned by the same partnership, which had recently been sold to an independent third party, giving effect to characteristics of the land under consideration that enhanced its value. The Audit Committee also approved this transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange
Commission and the National Association of Securities Dealers Automated Quotation System. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure to file by these dates during 2004. To the Company's knowledge, during 2004 all of these filing requirements were satisfied by the Company's directors and officers.

AUDIT COMMITTEE REPORT

      Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditor, which for the fiscal year 2004 was KPMG LLP ("KPMG"), is responsible for expressing an opinion on the conformity of the Company's audited financial statements to accounting principles generally accepted in the United States of America and for attesting to the Company's control over financial reporting. The Company's Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditors. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting. The Audit Committee pre-approved all services for which KPMG was engaged in 2004.

      The Audit Committee has reviewed and discussed with management and KPMG the audited financial statements as of and for the year ended December 31, 2004. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether KPMG's provision of any information technology services or other non-audit services to the Company is compatible with the concept of auditor independence. In this analysis, the Audit Committee reviewed the services and related fees provided by KPMG in the following categories and amounts:

                                           2004            2003
                                         --------         -------
              Audit Fees                 $620,500         135,891
              Audit-Related Fees           16,400          15,400
              Tax Fees                    107,150          79,700
              All Other Fees                   --              --
                                         --------         -------
                   Total Fees            $744,050         230,991
                                         ========         =======

      In 2004, audit fees included fees for the integrated audit of the consolidated financial statements and internal control over financial reporting (Sarbanes-Oxley Section 404), quarterly reviews of the interim consolidated financial statements and an additional internal control attestation. In 2003, audit fees included fees for the audit of the consolidated financial statements, quarterly reviews of the interim consolidated financial statements and an internal control attestation engagement. Audit-related fees for both years consisted of audits of the financial statements of two employee benefit plans. Tax fees for both years consisted of tax compliance and tax consulting.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

      The Board of Directors has determined that Ms. Thomasson is an "audit committee financial expert" within the meaning of SEC rules and regulations.

      The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed for adequacy on an annual basis. The Audit Committee charter was amended and restated in February 2004 and was included as an exhibit to the 2004 Proxy Statement.

      Representatives of KPMG LLP are expected to be present at the annual meeting to respond to appropriate questions and will be given an opportunity to make any statement they consider appropriate.

      The Audit Committee is currently evaluating audit firms to perform the 2005 integrated audit of the Company's consolidated financial statements and internal control over financial reporting. No decision has been made yet, and for this reason the Audit Committee has not recommended an auditor for ratification in this proxy statement.

      RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE
      OF THE BOARD OF DIRECTORS:

Jack D. Briggs                            Thomas F. Phillips
H. David Bruton                           Virginia C. Thomasson
David L. Burns, Chairman                  Dennis A. Wicker
Jesse S. Capel                            John C. Willis
Goldie H. Wallace-Gainey

      The nominees who receive the highest number of votes cast, up to the number of directors to be elected, shall be elected as directors. The Board of Directors recommends that shareholders vote "FOR" the proposal to elect the 18 nominees as directors. Unless indicated to the contrary, proxies will be voted "FOR" the 18 nominees listed above.

                     SHAREHOLDERS PROPOSALS FOR 2006 MEETING

      Shareholders may submit proposals appropriate for shareholder action at the Company's 2006 annual meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the proxy statement for the 2006 annual meeting, they must be received by the Company no later than November 30, 2005. Such proposals should be directed to First Bancorp, Attn. Anna G. Hollers, 341 North Main Street, Troy, North Carolina 27371-0508.

      The bylaws of the Company establish an advance notice procedure for shareholder proposals to be brought before a meeting of shareholders of the Company. Subject to any other applicable requirements, only such business may be conducted at a meeting of the shareholders as has been brought before the meeting by, or at the direction of, the Board of Directors or by a shareholder who has given to the Secretary of the Company timely written notice, in proper form, of the shareholder's intention to bring that business before the meeting. The presiding officer at such meeting has the authority to make such determinations. To be timely, notice of other business to be brought before any meeting must generally be received by the Secretary of the Company not less than 60 nor more than 90 days in advance of the shareholders' meeting. The notice of any shareholder proposal must set forth the various information required under the bylaws. The person submitting the notice must provide, among other things, the name and address under which such shareholder appears on the Company's books and the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder. Any shareholder desiring a copy of the Company's bylaws will be furnished one without charge upon written request to the Secretary of the Company at the Company's address noted above.

                                  OTHER MATTERS

      As of the date of this proxy statement, the Board of Directors does not know of any other business to be presented for consideration or action at the annual meeting. If other matters properly come before the annual meeting, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

                       By Order of the Board of Directors,

                                 Anna G. Hollers
                                    Secretary

                           -------------------------

               Directions to the James H. Garner Conference Center
                               New Location of the
                 2005 First Bancorp Annual Shareholders' Meeting
                         Thursday, May 5, 2005 - 3:00 PM

                                      [MAP]

        (Please note that the location has changed from previous years.)

                                  First Bancorp

           This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints James H. Garner and Anna G. Hollers, and each of them, attorneys and proxies with full power of substitution, to act and vote as designated below the shares of common stock of First Bancorp held of record by the undersigned on March 11, 2005, at the annual meeting of shareholders to be held on May 5, 2005, or any adjournment or adjournments thereof.

      1. PROPOSAL to elect eighteen (18) nominees to the Board of Directors to serve until the 2006 Annual Meeting of Shareholders, or until their successors are elected and qualified. The Board of Directors recommends a vote "FOR" all nominees.

             |_|   FOR the 18 nominees listed below      |_|   WITHHOLD AUTHORITY
                   (except as marked to the contrary           to vote for the 18 nominees below.
                   below).

            (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below).

          Jack D. Briggs        Goldie H. Wallace-Gainey  Edward T. Taws, Jr.
          R. Walton Brown       James H. Garner           Frederick L. Taylor II
          H. David Bruton, M.D. James G. Hudson, Jr.      Virginia C. Thomasson
          David L. Burns        George R. Perkins, Jr.    A. Jordan Washburn
          John F. Burns         Thomas F. Phillips        Dennis A. Wicker
          Mary Clara Capel      William E. Samuels        John C. Willis

      2. In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting.

      3.    Do you plan to attend the May 5, 2005 annual meeting? |_| YES |_| NO

This proxy when properly executed will be voted as directed herein. If no direction is made, this proxy will be voted "FOR" all nominees in Proposal 1. If, at or before the time of the meeting, any of the nominees listed above has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees.

                                    Dated                               , 2005
                                           ----------------------------


                                    --------------------------------------------
                                    Signature


                                    --------------------------------------------
                                    Signature (if jointly held)

                                    (Please  sign exactly as the name appears on
                                    this   proxy.   If  signing   as   attorney,
                                    administrator,    executor,   guardian,   or
                                    trustee, please give title as such. If a corporation, please sign in full corporate name by the President or other authorized officers. If a partnership, please sign in partnership name by authorized person.)

Please mark, sign, date and return promptly in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote in person.

   If you wish to vote by telephone or internet, please read the instructions below.

                       INSTRUCTIONS FOR VOTING YOUR PROXY

Shareholders of record have three alternative ways of voting their proxies:

1. By Mail (traditional method); or
2. By Telephone (using a Touch-Tone Phone): or
3. By Internet

Your telephone or Internet vote authorized the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card. Please note all votes cast via the telephone or Internet must be cast prior to 3:00 a.m. on May 5, 2005.

Vote by Telephone                                              Vote by Internet
It's fast, convenient and immediate!                           It's fast, convenient, and your vote is
Call Toll-Free on a Touch-Tone Phone:  1-866-287-9707          immediately confirmed and posted.

Follow these four easy steps:                                  Follow these four easy steps:
1.  Read the accompanying Proxy Statement                      1.  Read the accompanying Proxy Statement
    and Proxy Card                                                 and Proxy Card
2.  Call the toll-free number:                                 2.  Go to the website:
    1-866-287-9707                                                 https://www.proxyvotenow.com/fbnc
3.  Enter the 9 digit Control Number located                   3.  Enter your 9 digit Control Number located on
    on your Proxy Card below.                                      your Proxy Card below.
4.  Follow the recorded instructions                           4.  Follow the instructions on the website.

Your vote is important!                                        Your vote is important!
Call 1-866-287-9707 anytime                                    Go to https://www.proxyvotenow.com/fbnc

It is not necessary to return your proxy card if you are voting by telephone or internet.

Please note that the last vote received, whether by telephone, internet, or by mail, will be the vote counted.

For Telephone/Internet Voting:
Control Number
----------------------------
Control Number Provided Here
----------------------------